                                                                      EXHIBIT 4


           THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
        "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD,
         TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISPOSED
        OF UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER
       SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR (II) SUCH SALE,
          TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISPOSITION IS
              EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY
                    REQUIREMENTS OF SUCH ACT AND SUCH LAWS.



              WARRANT TO PURCHASE _________ SHARES OF COMMON STOCK

                                       OF

                           DAVEL COMMUNICATIONS, INC.

                            VOID AFTER JUNE 29, 2002

     THIS CERTIFIES THAT, for value received, ______________________________ (the "HOLDER"), is entitled to subscribe for and purchase from __________ (the "EXECUTIVE"), an aggregate of 107,765 shares (as adjusted pursuant to Section 3 hereof) of fully paid and nonassessable Common Stock of Davel Communications, Inc. (the "Company") (the "SHARES"), at an exercise price of $32.00 per share (the "EXERCISE PRICE") (as adjusted pursuant to Section 3 hereof), and subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.    Exercise; Payment.

           (a) Time of Exercise; Expiration. This Warrant is immediately exercisable. This Warrant shall expire at, and shall no longer be exercisable after, 5:00 p.m., Chicago local time, on June 29, 2002.

           (b) Method of Exercise.

               (i) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, at any time, in whole, or from time to time, in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) to Executive, and by the payment to Executive, by certified, cashier's or other check acceptable to Executive, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

               (ii) Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to Executive together with notice of such election, in which event Executive shall issue to the Holder a number of Shares computed using the following formula:

          X = Y (A-B)
              -------
                 A

Where X = the number of Shares to be issued to the Holder.


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       Y = the number of Shares purchasable under this Warrant.

       A = the fair market value of one Share.

       B = the Exercise Price (as adjusted to the date of such calculation).


               (iii) Fair Market Value. For purposes of this Warrant, the fair market value of the Shares shall mean:

                       A. The average closing price of the Shares on the Nasdaq
             National Market or in the event that the Shares are not then traded on the Nasdaq National Market, the average closing price quoted on the New York Stock Exchange, the American Stock Exchange or any other Nasdaq market, as published in the Mid-Western Edition of the Wall Street Journal for the twenty consecutive trading days prior to the date of determination of fair market value.

                       B. If the Shares are not then traded on the Nasdaq
             National Market or on any other exchange described in clause A. above, the per share fair market value of the Shares shall be the fair market value price per share as determined by mutual agreement of the Company and Holder, and, absent timely mutual agreement of the Company and Holder, by the Board of Directors of the Company after taking into account the advice of a third party valuation expert selected by the Company and any concurrent warrant valuations.

             (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered by Executive to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant of identical terms and provisions as those hereof, representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:


        (a) Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), Executive shall, as soon as practicable following such transaction, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change which



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             such Holder would have received had such Holder exercised this
             Warrant in full immediately prior to such reclassification or change. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(a) shall similarly apply to successive reclassifications or changes.

        (b) Subdivision or Combination of Warrant Shares. If the Company at any time or from time to time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

        (c) Stock Dividends. If the Company at any time or from time to time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Shares payable in, or make any other distribution with respect to, Shares (except any distribution specifically provided for in the foregoing Section 3(a) and 3(b)) of stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

        (d) Other Dividends. If Executive at any time or from time to time while this Warrant is outstanding and unexpired shall receive or be entitled to receive a dividend with respect to Shares, other than in the form of stock, then the Exercise Price shall be adjusted, from and after the record date fixed for the determination of holders of Shares entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the fair market value of a Share as of such record date less the amount of such dividend or distribution applicable to one Share, and (ii) the denominator of which shall be the fair market value of a Share as of such record date; provided, however, that no such adjustment shall be made in the event that such dividend per share as so determined, combined with all dividends per share declared or paid during the preceding twelve-month period is less than 10% of the fair market value per share as of the date of such payment; provided, further, however, that in the event of an exercise of this Warrant, in whole or in part, by the holder of this Warrant at any time when Executive is prohibited by law or the rules or policies of the Company or its principle exchanges from, or subject to economic forfeiture under Section 16 of the Securities Exchange Act of 1934, as amended, for, acquiring additional Shares, then such adjustment hereunder shall not be deemed effective until such time that Executive is not so prohibited or subject to economic forfeiture, at which time the applicable number of additional Shares will be delivered to the person exercising this Warrant; provided, further, however, that if the amount of a dividend that would otherwise require adjustment pursuant to this Section 3(d) is equal to or greater than such




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             fair market value, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of this Warrant shall receive a pro rata share of such dividend based upon the maximum number of shares issueable to such holder.

        (e) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation or other entity when the Company is not the surviving corporation or when the Company shall be the surviving corporation but, in connection with such consolidation or merger, the Shares shall be changed into or exchanged for stock, other securities or property of any other corporation or other entity, then the Holder shall thereafter be entitled to receive from Executive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation (or the corporation or entity whose shares of stock, securities or other property were issued in exchange for Shares in such merger or consolidation), to which the Holder of the shares deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made by Executive in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

        (f) Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.


     4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, Executive shall provide written notice in accordance with Section 11 hereof, to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment. Any such notice provided by the Company to the Holder pursuant to any substantially similar warrants shall constitute notice by Executive hereunder, provided that such notice makes reference hereto.

     5. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of such fractional shares Executive shall make a cash payment therefor based upon the Exercise Price then in effect.

     6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder to Executive, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such




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rights as is designated by the Holder at the time of such surrender. All
Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

     7. Replacement. Upon receipt of evidence reasonably satisfactory to Executive (it being acknowledged by Executive that an affidavit by an executive officer of the Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of indemnity reasonably satisfactory to Executive, or, in the case of any such mutilation upon surrender of such Warrant, Executive will (at its expense, except for the cost of any lost security indemnity bond required which shall be paid for by the Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

     8. Restrictive Legend. The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

             "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws."

     9. Restrictions on Transfer. Neither this Warrant, nor any interest herein, may be transferred to any party without Executive's prior written consent; provided, however, that this Warrant may be transferred to any affiliate of Samuel Zell or an affiliate of any one or more trusts established for the benefit of Samuel Zell and/or members of his family at any time, in whole, or from time to time, in part, without Executive's consent, upon delivery to Executive of the Notice of Transfer in the form of Exhibit 2 hereto.

     10. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     11. Notices, Etc. All notices and other communications between Executive and the Holder shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt (i) if to Executive, at the Company's executive offices, and (ii) if to the Holder, at such address as may have been furnished to the Company in writing by the Holder.




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     12. Governing Law, Headings. This Warrant is being delivered in the State of Illinois and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

     13. Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant is to be made in connection with a transaction affecting the Company, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction, except to the extent that Executive would be unduly prejudiced thereby, and so advises the Holder in writing promptly.

Issued as of the 22nd day of December, 1998 in replacement of warrant originally issued on the 29th day of June, 1998.


                                                  -----------------------
                                                  ----------------




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                                                                       EXHIBIT 1
                                                                       ---------
NOTICE OF EXERCISE
------------------

TO:
   ----------------------------------------
   c/o DAVEL COMMUNICATIONS, INC.
`  1429 Massaro Boulevard
   Tampa, Florida 33619


     1. The undersigned hereby elects to purchase __________ shares of Common Stock of DAVEL COMMUNICATIONS, INC. pursuant to the terms of the attached Warrant.

     2. Method of Exercise (Please mark the applicable blank):

             ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased.

             ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b)(ii) of the Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                             -----------------------------------
                                             (Name)



                                             -----------------------------------
                                             (Address)



                                             -----------------------------------
                                             (Signature)


                                             Title:
-------------------------                          -----------------------------
     (Date)




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                                                                       EXHIBIT 2
                                                                       ---------
                               NOTICE OF TRANSFER


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the attached Warrant to purchase _______* shares of Common Stock of DAVEL COMMUNICATIONS, INC., to which the attached Warrant relates.


     Dated:
           -------------------------------



                                           By:
                                              ----------------------------------

                                              ----------------------------------
                                                            (Address)


-------------------
     * Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.


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